G R O W B R A N D L O V E | 2 0 2 5 Grow Brand Love SIGNET JEWELERS GROWTH STRATEGY March 19, 2025 Exhibit 99.2

G R O W B R A N D L O V E | 2 0 2 5 This presentation contains certain forward-looking statements. Any statements that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. We urge you to read the risk factors, cautionary language, and other disclosures in page 10 of this presentation, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by law, we undertake no obligation to revise or publicly update forward-looking statements in light of new information or future events. This presentation also discusses certain non-GAAP financial measures. For further discussion of the non-GAAP financial measures, as well as reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures, see page 9 of this presentation, as well as our most recent earnings release available online at www.signetjewelers.com/investors. SAFE HARBOR STATEMENT 1

OVERVIEW

Signet - #1 Jewelry Retailer in the United States



2,642	2,288	91	263
Total Stores	Stores in the U. S.	Stores in Canada	Stores in the UK and Republic of Ireland

OUR REVENUE

$6.7B

FY'25 REVENUE

$498M
FY'25 ADJUSTED OPERATING INCOME[2]

8.6%[1]
ESTIMATED US MARKET SHARE

7.4%
FY'25 ADJUSTED OPERATING MARGIN[2]

$1.0B[3]
RETURNED TO SHAREHOLDERS IN FY'25

POSITIVE SAME STORE SALES 1QTD FY'26
IN BOTH BRIDAL AND FASHION[4]

1. Estimated market share is calculated annually. Based on industry and transaction data from MasterCard and market research company Circana, Signet estimates market share based on the Company's growth rate versus the US jewelry industry
2. See page 9 of this presentation for definition and reconciliation
3. Includes redemption of preferred shares for $814 million, $138 million of common share repurchases, and $49 million of common dividends
4. As of week ending March 15, 2025

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STRATEGY

Grow Brand Love

Create an influential community of distinct jewelry brands, designs, and experiences for every big milestone, every special moment, every expression of self, every kind of love, every day.

3 STRATEGIC IMPERATIVES

1. **BRAND Mindset**
2. **Grow the Core, EXPAND INTO ADJACENCIES**
3. **RE-DESIGN Operating Model**

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1

Brand Mindset

- We have strong brand awareness: opportunity to significantly drive brand consideration
- Modernize our go-to-market strategy
- Cultivate distinct brand identities with improved fashion assortment
- Focus marketing on emotion not promotion
- In-house design and trend-led innovation
- Optimize omni-channel shopping experience

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Grow the Core, Expand into Adjacencies

CY' 24 Total Addressable Market

Combined Market for Bridal and Fashion Jewelry is estimated to be >$60bn



> $50bn
Signet Share: ~6%
~$10bn
Signet Share: ~28%
Bridal
Fashion

~$10bn bridal market and >$50bn fashion market

One share point of Fashion is more than 5x the size of Bridal

Signet has a right-to-win in everyday jewelry and gifting

Source: US market size is estimated by the Company based on jewelry store transaction data from MasterCard's SpendingPulse and market research company Circana's jewelry point-of-sale data from mass, department store, and off-price retailers. The Company estimates the Bridal and Fashion market sizes based on historical baselines, survey data, and other internal methods

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3

Re-Designing Our Operating Model

Simplifying Brand Portfolio and Services

- Organizing brands to focus on customer needs and preferences
- Centralizing the leadership and operation of Signet's brands into four distinct categories
  - Core Milestone & Romantic Gifting Jewelry: Kay, Peoples
  - Style & Trend: Zales, Banter
  - Inspired Luxury: Jared, Diamonds Direct
  - Digital Pure Play: Blue Nile, James Allen, Rocksbox

Centralizing Select Functions

- Centralization enables delivery of benefits at scale for media buying, core basic merchandising and sourcing functions, Services and integrated Digital and IT functions
- Allows for brands to focus on creative design, product assortment, and captivating experiences

Reorganizing Store Operations

- Moving to a brand-specific structure to improve efficiencies and speed of decision-making
- Enable each brand to sharply identify and deliver a more distinct experience for their customers

Driving meaningful simplification, increasing accountability, bringing us closer to consumers, and realizing scale advantages.

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Optimizing Real Estate Portfolio

Evaluating closure of up to 150 low performing doors

Execute over the next two years

Maximize sales transference of closed stores to other stores and eCommerce


KAY
JEWELERS
JARED

Identified up to 200 strong performing doors in declining venues to reposition to off-mall formats

Execute over the next 2 to 3 years

Continued refreshment of the existing fleet up to brand standard

Renovate ~200 stores in Fiscal 2026

Strategy will drive higher 4-wall margin and shrink mall revenue penetration to <30%

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FY26 Guidance[1]

Q1

$1.50-1.53B
Total Sales

0-2%
Same Store Sales

$48-60M
Adj. Operating Income

Full Year

$6.53 - $6.80B
Total Sales

(2.5%) – 1.5%
Same Store Sales

$420 - $510M
Adj. Operating Income

$605 - $695M
Adj. EBITDA

$7.31 - $9.10
Adj. Diluted EPS

$145 - $160M
Capex

1. Forecasted adjusted operating income and adjusted EBITDA exclude potential non-recurring charges, such as restructuring and reorganizational charges, asset impairments or integration-related costs. However, given the potential impact of non-recurring charges to the GAAP operating income, we cannot provide forecasted GAAP operating income or the probable significance of such items without unreasonable efforts. As such, we do not present a reconciliation of forecasted adjusted operating income or adjusted EBITDA to corresponding forecasted GAAP amounts

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G R O W B R A N D L O V E | 2 0 2 5 9 Non-GAAP Measures Adjusted operating income and adjusted operating margin Adjusted operating income is a non-GAAP measure defined as operating income excluding the impact of certain items which management believes are not necessarily reflective of normal operational performance during a period. Adjusted operating margin is defined as adjusted operating income as a percentage of total sales. (1) Primarily includes asset impairment charges related to goodwill and indefinite-lived intangible assets. (2) Restructuring and related charges were incurred primarily as a result of the Company’s rationalization of its store footprint and reorganization of certain centralized functions. (3) Includes charge associated with the previously announced divestiture of the UK prestige watch business. (4) Includes severance and retention expenses related to the integration of Blue Nile. (5) Primarily includes professional fees incurred for the search for the Company’s recently appointed CEO, as well as severance and related costs incurred as part of other leadership transitions. (in millions) Fiscal 2025 Operating income $ 110.7 Asset impairments (1) 369.2 Restructuring and related charges (2) 12.1 Loss on divestitures, net (3) 2.6 Integration-related expenses (4) 1.1 Leadership transition costs (5) 2.4 Adjusted operating income $ 498.1 Operating margin 1.7 % Adjusted operating margin 7.4%

G R O W B R A N D L O V E | 2 0 2 5 10 Safe Harbor & Forward-Looking Statements This presentation contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of the words "guidance," "expects," "continue," "intends," "anticipates," "enhance," "estimates," "predicts," "believes," "should," "potential," "may," "preliminary," "forecast," "objective," "opportunity," "plan," "strategy," or "target," and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized, including, but not limited to: executing or optimizing major business or strategic initiatives, such as expansion of the services business or realizing the benefits of our restructuring plans or transformation strategies, including those that the Company may develop in the future; difficulty or delay in executing or integrating an acquisition; the impact of the conflicts in the Middle East on the operations of our quality control and technology centers in Israel; the negative impacts that public health crisis, disease outbreak, epidemic or pandemic has had, and could have in the future, on our business, financial condition, profitability and cash flows; risks relating to shifts in consumer spending away from the jewelry category or away from the cultural customs of expressing commitments through engagements and weddings; trends toward more experiential purchases such as travel; general economic or market conditions, including impacts of inflation or other pricing environment factors on our commodity costs (including diamonds) or other operating costs; a prolonged slowdown in the growth of the jewelry market or a recession in the overall economy; financial market risks; a decline in consumer discretionary spending or deterioration in consumer financial position; disruptions in our supply chain; our ability to attract and retain labor; changes to regulations relating to customer credit; disruption in the availability of credit for customers and customer inability to meet credit payment obligations, which has occurred and may continue to deteriorate; our ability to achieve the benefits related to the outsourcing of the credit portfolio, including due to technology disruptions and/or disruptions arising from changes to or termination of the relevant outsourcing agreements, as well as a potential increase in credit costs due to the current interest rate environment; deterioration in the performance of individual businesses or of our market value relative to its book value, resulting in further impairments of long-lived assets or intangible assets or other adverse financial consequences; the volatility of our stock price; the impact of financial covenants, credit ratings or interest volatility on our ability to borrow; our ability to maintain adequate levels of liquidity for our cash needs, including debt obligations, payment of dividends, planned share repurchases (including execution of accelerated share repurchases and the payment of related excise taxes) and capital expenditures as well as the ability of our customers, suppliers and lenders to access sources of liquidity to provide for their own cash needs; potential regulatory changes; future legislative and regulatory requirements in the US and globally relating to climate change, including any new climate related disclosure or compliance requirements, such as those recently issued in the state of California; exchange rate fluctuations; the cost, availability of and demand for diamonds, gold and other precious metals, including any impact on the global market supply of diamonds due to the ongoing conflicts in the Middle East, the potential sale or divestiture of the De Beers Diamond Company and its diamond mining operations by parent company Anglo-American plc, and the ongoing Russia-Ukraine conflict or related sanctions; stakeholder reactions to disclosure regarding the source and use of certain minerals; scrutiny or detention of goods produced in certain territories resulting from trade restrictions; seasonality of our business; the merchandising, pricing and inventory policies followed by us and our ability to manage inventory levels; our relationships with suppliers including the ability to continue to utilize extended payment terms and the ability to obtain merchandise that customers wish to purchase; the failure to adequately address the impact of existing tariffs and/or the imposition of additional duties, tariffs, taxes and other charges or other barriers to trade or impacts from trade relations; the level of competition and promotional activity in the jewelry sector; our ability to optimize our multi-year strategy to gain market share, expand and improve existing services, innovate and achieve sustainable, long-term growth; the maintenance and continued innovation of our Omnichannel retailing and ability to increase digital sales, as well as management of digital marketing costs; failure to anticipate and keep pace with changing fashion trends; changes in the costs, retail prices, supply and consumer acceptance of, and demand for gem quality lab-grown diamonds and adequate identification of the use of substitute products in our jewelry; ability to execute successful marketing programs and manage social media; the ability to optimize our real estate footprint, including operating in attractive trade areas and accounting for changes in consumer traffic in mall locations; the performance of and ability to recruit, train, motivate and retain qualified team members - particularly store associates in regions experiencing low unemployment rates and key executive talent during periods of leadership transition, such as our recent appointment of a new Chief Executive Officer; management of social, ethical and environmental risks; ability to deliver on our corporate sustainability goals or our environmental, social and governance goals; the reputation of Signet and its brands; inadequacy in and disruptions to internal controls and systems, including related to the migration to new information technology systems which impact financial reporting; risks associated with the Company’s use of artificial intelligence; security breaches and other disruptions to our or our third-party providers’ information technology infrastructure and databases; an adverse development in legal or regulatory proceedings or tax matters, including any new claims or litigation brought by employees, suppliers, consumers or shareholders, regulatory initiatives or investigations, and ongoing compliance with regulations and any consent orders or other legal or regulatory decisions; failure to comply with labor regulations; collective bargaining activity; changes in corporate taxation rates, laws, rules or practices in the US and other jurisdictions in which our subsidiaries are incorporated, including developments related to the tax treatment of companies engaged in internet commerce or deductions associated with payments to foreign related parties that are subject to a low effective tax rate; risks related to international laws and Signet being a Bermuda corporation; risks relating to the outcome of pending litigation; our ability to protect our intellectual property or assets including cash which could be affected by failure of a financial institution or conditions affecting the banking system and financial markets as a whole; changes in assumptions used in making accounting estimates relating to items such as extended service plans or asset impairments; or the impact of weather-related incidents, natural disasters, organized crime or theft, increased security costs, strikes, protests, riots or terrorism, or acts of war (including the ongoing Russia-Ukraine and conflicts in the Middle East).